UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 17, 2016 (August 11, 2016)

Ennis, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	1-5807	75-0256410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2441 Presidential Pkwy. Midlothian, Texas	76065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 775-9801

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement

Amendments to Credit Agreement

Ennis, Inc. (the “Company”) entered into a Sixth Amendment to Second Amended and Restated Credit Agreement, dated August 11, 2016, among the Company, each of the co-borrowers party thereto, the lenders party thereto and Bank of America, National Association, as the administrative agent (the “Sixth Amendment”), which amended the Company’s existing revolving credit facility (as amended, the “Credit Facility”) in connection with the expiration of the Credit Facility according to its terms.

The Sixth Amendment extended the maturity date of the Credit Facility to August 11, 2020, and provides the Company and its subsidiaries with up to $100 million in revolving credit, as well as a $20 million sublimit for the issuance of letters of credit and a $15 million sublimit for swingline loans. The Company or its subsidiaries may also request an increase in aggregate commitments under the Credit Facility up to three times in an aggregate amount not to exceed $50 million. The Credit Facility is secured by substantially all of the Company’s domestic assets (other than real property) and the capital stock of its subsidiaries.

Under the Credit Facility: (i) the Company’s net leverage ratio may not exceed 3.00:1.00, (ii) the Company’s fixed charge coverage ratio may not be less than 1.25:1.00, and (iii) the Company may make dividends or distributions to shareholders so long as no event of default has occurred and is continuing and the Company’s net leverage ratio both before and after giving effect to any such dividend or distribution is equal to or less than 2.50:1.00.

The foregoing summary of the Sixth Amendment, which includes other customary terms, conditions and restrictions, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such amendment, a copy of which is filed as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Sixth Amendment to Second Amended and Restated Credit Agreement, effective as of August 11, 2016, by and among Ennis, Inc., each of the co-borrowers party thereto, each of the lenders party thereto, and Bank of America, N.A., in its capacity as administrative agent for the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ennis, Inc.

By:	/s/ Richard L. Travis Jr.
Richard L. Travis, Jr.
Chief Financial Officer

Date: August 17, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Sixth Amendment to Second Amended and Restated Credit Agreement, effective as of August 11, 2016, by and among Ennis, Inc., each of the co-borrowers party thereto, each of the lenders party thereto, and Bank of America, N.A., in its capacity as administrative agent for the lenders.